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                                                                   EXHIBIT 10.14



                        EMPLOYMENT AGREEMENT AMENDMENT


     Technology Solutions Company ("TSC") and Jack N. Hayden ("Employee") enter into this amendment to his Employment Agreement as of October 1, 1999.

     WHEREAS, on January 19, 1996 Employee entered into an employment agreement covering his position of Executive Vice President ("Employment Agreement").

     WHEREAS, by agreement dated February 26, 1999 Employee's position was changed to Group President.

     WHEREAS, the Employment Agreement contains a termination provision which entitles Employee to receive his salary, a bonus equal to the average annual bonus earned during the two years immediately preceding the termination for each of the two years, and health insurance benefits for a two year period or until Employee is re-employed, whichever comes first, if Employee is terminated by TSC other than for Serious Misconduct.

     Employee and TSC now agree to amend the termination provision of his Employment Agreement, Section 3. Termination, paragraph (a) by inserting the following sentence at the end of paragraph (a): "Notwithstanding anything to the contrary in any of Employee's stock option agreements, Employee's unvested shares at option shall vest automatically when terminated if he is terminated by TSC other than for Serious Misconduct."

Technology Solutions Company                       Jack N. Hayden


By: /s/  JOHN T. KOHLER                         /s/  JACK N. HAYDEN
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Position: CEO                                   Date:  10/5/99
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Date: 10/4/99
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